UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 20, 2010 (September 14, 2010)

AdvanSource Biomaterials Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-28034	04-3186647
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

229 Andover Street, Wilmington, Massachusetts, 01887
(Address of Principal Executive Offices) (Zip Code)

(978) 657-0075
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                   Submission of Matters to a Vote of Security Holders

On September 14, 2010, AdvanSource Biomaterials Corporation (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Meeting”).  At the Meeting, there were 18,252,462 shares of common stock represented to vote either in person or by proxy, or 86.1% of the outstanding shares of common stock, which represented a quorum.  As of the record date of July 16, 2010, there were 21,201,694 shares of common stock outstanding and entitled to vote at the Meeting.  At the Meeting, the following proposals were voted upon and approved.

	For	Withheld	Broker Non-Votes
Proposal 1. Election of Directors.
William J. O'Neill, Jr.	4,324,249	700,582	13,227,631
Michael L. Barretti	3,864,987	1,159,844	13,227,631

	For	Against	Abstain
Proposal 2. Ratify the selection of Caturano and Company, Inc. as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2011.	17,971,479	266,740	14,243

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANSOURCE BIOMATERIALS CORPORATION

By:  /s/ Michael F. Adams____
Michael F. Adams
President & CEO

Dated:  September 20, 2010